FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Executive Vice President — Finance (770) 612-2048

GENUINE PARTS COMPANY
ANNOUNCES 3rd QUARTER 2004
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, September 30, 2004 — Genuine Parts Company (NYSE: GPC) plans to release Third Quarter Earnings on October 15, 2004. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. You are invited to join the call, which will be hosted by Larry Prince, Chairman, Tom Gallagher, CEO, and Jerry Nix, CFO. The public may access the call by dialing into 877-422-4780. The conference ID is 1132388. If you are unable to participate during the call, a replay of the call will be available at 800-642-1687, ID 1132388, until 12:00 a.m. Eastern time on October 29, 2004.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and Mexico.